EXHIBIT 10.29
The New World of Business(TM)                      VERIO
www.verio.net
Phone: 312-578-9928  Fax: 847-759-2951
               ACCESS SERVICE AGREEMENT and SERVICE ORDER -1/12/99
               ---------------------------------------------------

Company:  Surgical Safety Products      Verio AE       Bret Woods     Verio Partner
                                        Billing                       Hosp.
Contact:  Don Lawrence                  Contact:                      Contact:            Mike Connor
Phone:    941-927-7874                  Phone:                        Phone:              914-917-8400
Fax:      941-925-0575                  Fax:                          Fax::
Pager:                                  Pager:                        Pager
email:    DonL@SSP-INC.com              email:                        email:
Install   SMH                                          Billing Address:
Address:  1700 Tamiami Trail
          34239-3555
PO ___    #                             Check X        Visa:           MC:                Amex:

Verio Services:

Access Services<F1>      Account Details               Set-Up Fee<F2>      Monthly Charge
ADSL Platinum            Verio orders circuit          $60                 $199
                         static IP address
                                                       Access Service Subtotals

Hardware and Software<F3><F4>

Item #    Description            Mfr.Part#      Price          Qty        Extend Price
1
2
         Hardware Subtotal

To Begin Service (hardware fees, set-up fees and first month of service) _______

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<F1>Any  interruption  in any Service(s)  that is caused by the malfunction or interruption of any telecommunications services or facility including, but not limited to, cables and fiber optic lines order by Verio on behalf of Customer or purchased directly by Customer in connection with the Service(s) will not be deemed a breach of Verio's obligations under this Agreement.
<F2>Set-up includes installation fees and associated set-up and configuration of customer premise  equipment.
<F3>VERIO is acting only as a reseller of hardware and  software  offered  under this Agreement, which was manufactured by a third party ("Manufacturer"). Verio shall not be responsible for any changes in Service(s) that cause haredware or software to become obsolete, require modification or alteration or otherwise affect the performance of the Services. Any malfunction or manufacturer's defects of equipment either sold or provided by VERIO to Customer or pruchase directly by Customer in connection with the Service(s) will not be deemed a breach of VERIO's obligation under this agreement. Customer shall use its best efforts to protect and keep confidential an intellectual property provided by VERIO to Customer through any hardware or software and shall make no attempt to copy, alter, reverse-engineer, or tamper with such intellectual property or to use it other than in connection with the Services. Prices do not inculde the cost of shipping and handling of equipment.
<F4>Shift into Overdrive  includes the tree use by Customer of equipment for the
Term Commitment and any renewal thereof. Upon termination of this Agreement for any reason, Customer shall return the equipment to VERIO within thirty (30) days of any such termination. If the equipment is not returned within such thirty
(30) day period, Customer shall pay pVerio 75% of the retail value of the equipment.

Technical Information<F5>

Domain Name_________________________________New___Modify___Transfer___Delete___

Verio OrdersCircuit?___ Login Name_______________ POP Mail___ SMTP Mail___ copy current records___ IP Addresses 0_ 1_ 8_ 16_ 64_ 128_ 256_ Other_

Please read the attached Terms and Conditions. By signing this document, customer agrees to be bound by the Terms and Conditions set forth herein.

/s/Donald K. Lawrence    Donald K. Lawrence   VP Sales/Marketing      2/16/99
------------------------------------------------------------------------------
Signature                   Printed Name            Title              Date

Term Commitment:  Beginning on date Verio begins billing customer,
                  13 Month ___ Two Year___ Three Year___


--------
<F5>  Domain Name  Registration  Fee:  75$  (includes  registration  fee paid to
Internic for first two years of registration. Internic will charge additional fees for each additional year of registration).

The New World of Business(TM)                              VERIO
www.verio.net
Phone: 312-578-9928  Fax: 847-759-2951

                  ACCESS SERVICE AGREEMENT TERMS AND CONDITIONS

1. This Agreement applies to the purchase of all services (collectively, the "Services") ordered by Customer under this agreement.
2. Customer shall pay the fees and other charges for each service as provided in this Agreement. VERIO reserves the right to change rates by notifying Customer sixty (60) days in advance of the effective date of the change; provided that VERIO shall not change any rates during the term of any Term Commitment. Billing for Services will commence when a VERIO hub and a telephone circuit/line are prepared to route IP packets to Customer's location. Service charges shall be invoiced monthly, and payment shall be due on the date specified in the invoice ("Due Date"). Set-up charges shall be invoiced upon acceptance of this Agreement by VERIO. Charges for equipment shall be invoiced upon shipment. Customer will pay a late payment charge equal to 1.5% (or the highest amount permitted by law, which ever is lower) per month or portion thereof on the outstanding balance of any invoice remaining unpaid thirty (30) days after Due Date. Accounts unpaid thirty (30) days after the Due Date may have service suspended or terminated. Such suspension or termination shall not relieve Customer of its obligation to pay the monthly fee. Customer agrees to pay VERIO its reasonable expenses, including attorney's fee and collection agency fees, incurred in enforcing its rights under this Agreement. Customer shall pay all federal, state and local sales, use, value added, excise, duty and any other taxes assessed with respect to the Services and the sale of equipment to Customer, except that taxes based on VERIO's net income shall be the responsibility of VERIO.
3. This Agreement will be automatically renewed on a month to month basis at the end of the Term Commitment unless Customer provides ninety (90) days written notice to VERIO of termination of this Agreement. In the event of early cancellation of a Term Commitment, Customer will be required to pay 75% of VERIO's standard monthly charge for each month remaining in the Term Commitment.
4. Customer shall at all times adhere to the VERIO Acceptable Use Policy located at http://www.verio.net/isite/policy.html as amended from time to time by VERIO effective upon posting of the revised policy at the URL. Notwithstanding anything to the contrary contained herein, VERIO may immediately take corrective action, including disconnection or discontinuance of any and all Services, or terminate this Agreement in the event of notice of possible violation by Customer of the VERIO Acceptable Use Policy.
5. VERIO exercises no control over, and accepts no responsibility for, the content of the information passing through VERIO's host computers, network hubs and points of presence (the "VERIO Network"). VERIO MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT FOR THE SERVICES OR ANY EQUIPMENT VERIO PROVIDES. NEITHER VERIO, ITS EMPLOYEES, AFFILIATES, AGENTS, THIRD-PARTY INFORMATION PROVIDERS, MERCHANTS, LICENSORS OR THE LIKE, WARRANT THAT THE SERVICES WILL NOT BE INTERRUPTED OR ERROR FREE; NO DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICES OR AS TO THE ACCURACY, RELIABILITY OR CONTENT OF ANY INFORMATION SERVICED OR MERCHANDISE CONTAINED IN OR PROVIDED THROUGH THE SERVICES. VERIO IS NOT LIABLE FOR THE CONTENT OF ANY DATA TRANSFERRED EITHER TO OR FROM CUSTOMER OR STORED BY CUSTOMER OR ANY OF ITS CUSTOMERS VIA THE SERVICE(S) PROVIDED BY VERIO.
6. Customer will indemnify, save harmless, and defend VERIO and all employees, officers, directors and agents of VERIO (collectively "indemnified parties") from and against any and all claims, damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative) and expenses (including but not limited to reasonable attorney's fees) threatened, asserted, or filed by a third party against any of the indemnified parties arising out of or relating to the use of the

     Services, including any violation of the VERIO Acceptable Use Policy.

7. IN NO EVENT SHALL VERIO BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR LOSS OF PROFITS, REVENUE, DATA OR USE, BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR STRICT LIABILITY OR OTHER LEGAL THEORY, EVEN IF VERIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event will VERIO's liability for any damages, losses and causes of action whether in connect or tort (including negligence or otherwise) exceed the actual dollar amount paid by Customer for the Service which gave rise to such damages, losses and causes of actions during the 12-month period prior to the date the damage or loss occurred or the cause of action arose. VERIO shall not be liable for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection,
     sabotage,   embargo,  fire,  flood,  strike  or  other  labor  disturbance, interruption of or delay in transportation, interruption or dely in telecommunications services or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of the Services.
8. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Colorado. This Agreement may not be amended except upon the written consent of the parties; provided that the VERIO Acceptable Use Policy may be amended from time to time by VERIO. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, no shall any single or partial exercise of any right remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder shall no constitute a waiver of the act or condition itself. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, and assigns. Customer may not assign this Agreement without the prior written consent of VERIO. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

This Agreement supercedes all previous representation, understandings or agreements and shall prevail notwithstanding any variance with the terms and conditions of any order submitted. Acceptance of this Agreement by VERIO may be subject, in VERIO's absolute discretion, to satisfactory completion of a credit check. Activation of service shall indicate VERIO's acceptance of this Agreement. Use of the VERIO Network constitutes acceptance of this Agreement.

                Customers Initials        /s/ DL